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                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 22, 2000, on the financial statements and supplemental schedules of the SierraCities.com 401(k) Plan (formerly the First Sierra 401(k) Plan) as of December 31, 1999 and 1998, and for the year ended December 31, 1999, included in this Annual Report on Form 11-K, into the previously filed Form S-8 Registration Statement File No. 333-81439.





ARTHUR ANDERSEN LLP




Houston, Texas
June 26, 2000